                                                                    EXHIBIT 10.7

                    [LOGO OF FORUM PROPERTIES APPEARS HERE]


                             OFFICE BUILDING LEASE

                               TABLE OF CONTENTS

                                                                            Page
                                                         Addendum One and
1.  BASIC LEASE TERMS......................................................    1

2.  PREMISES AND COMMON AREAS LEASED.......................................    2

3.  TERM...................................................................    3

4.  POSSESSION AND COMMENCEMENT............................................    3

5.  RENT...................................................................    3

6.  RENTAL ADJUSTMENT......................................................    4
                                                         Addendum One and
7.  SECURITY DEPOSIT.......................................................    5

8.  USE....................................................................    5

9.  NOTICES................................................................    6

10. BROKERS................................................................    6

11. HOLDING OVER...........................................................    6

12. TAXES ON TENANT'S PROPERTY.............................................    6

13. CONDITION OF PREMISES..................................................    6

14. ALTERATIONS............................................................    6

15. REPAIRS................................................................    7

16. LIENS..................................................................    7

17. ENTRY ON PREMISES......................................................    7

18. UTILITIES AND SERVICES.................................................    8

19. BANKRUPTCY.............................................................    8

20. INDEMNIFICATION AND RELEASE............................................    8

21. EXCLUSIONS.............................................................    8

22. TENANT'S INSURANCE.....................................................    8

23. DAMAGE OR DESTRUCTION..................................................    9

24. EMINENT DOMAIN.........................................................    9

25. DEFAULTS AND REMEDIES..................................................   10

26. ASSIGNMENT AND SUBLETTING..............................................   10

                                      -i-
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
27. SUBORDINATION..........................................................  11

28. ESTOPPEL CERTIFICATE...................................................  11

29. MISCELLANEOUS PROVISIONS...............................................  11

30. LIMITATION ON LIABILITY................................................  13

31. EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE..........................  13

    ADDENDUM ONE

    EXHIBITS
    --------

A   THE PREMISES
B   THE PROJECT
C   STANDARDS FOR UTILITIES AND SERVICES
D   RULES AND REGULATIONS
E   PARKING RULES AND REGULATIONS
    INTENTIONALLY OMITTED
    INTENTIONALLY OMITTED
    INTENTIONALLY OMITTED
H   ENVIRONMENTAL DISCLOSURE
I   INSURANCE

                                                                    ------------

                                                                    ------------
                                                                     VFD PM VFM

                  [LOGO OF FORUM PROPERTIES INC APPEARS HERE]


                             OFFICE BUILDING LEASE


1. BASIC LEASE  TERMS.

a. DATE OF LEASE EXECUTION:                       4-25-97
                           -----------------------------------------------------

b. TENANT:                              Tut Systems, Inc.
          ----------------------------------------------------------------------

   Trade Name:                             Same
              ------------------------------------------------------------------

   Address (leased Premises): 8905 SW Nimbus Avenue Suite 160
                             ---------------------------------------------------

                              Beaverton  OR  97008
                             ---------------------------------------------------

   Address (For Notices):     2446 Estand Way
                             ---------------------------------------------------

                              Pleasant Hill  CA  94523
--------------------------------------------------------------------------------

Building/Suite: 12/160
               -----------------------------------------------------------------

c. LANDLORD: Petula Assoc., Ltd., an Iowa corporation and Principal Mutual Life
            --------------------------------------------------------------------
             Insurance Co., an Iowa corporation, doing business as KC Creekside-
            --------------------------------------------------------------------
             Phase VI.
            ----------

   Address (for Notices):
                         _______________________________________________________

                           c/o Forum Properties Inc., Managing Agent
                         -------------------------------------------------------

                           8705 SW Nimbus Avenue Suite 230
                         -------------------------------------------------------

                    Attn:  Beaverton  OR  97008  Attn:  Property Manager
                         -------------------------------------------------------
          With a Copy to:
                         _______________________________________________________

                         _______________________________________________________

                         _______________________________________________________

d. PREMISES AREA: Approximately  2,620  Rentable Square Feet
                                -------

e. PROJECT AREA:  Approximately 75,218  Rentable Square Feet
                               --------

f. AGREED UPON TENANT'S PERCENTAGE:  3.48 %
                                   ---------

g. TERM OF LEASE:  The term of this Lease shall be for  60  full calendar months
                                                       ----
   commencing upon  April 1, 1997  (the "Scheduled Commencement Date") and
                   ---------------

   ending on  March 31, 2002  (the "Scheduled Expiration Date").
             ----------------

h. BASE MONTHLY RENT:  $4,258.00
                     --------------

i. RENT ADJUSTMENT (Initial One):

                                        /s/ JNU
                                        -------------------------   --------------------------
                                        Landlord                    Tenant

(2) Step Increase. If this provision is
    initialed, the step adjustment                                   /s/ MTS
    provisions of Section 5c apply as   _________________________    ___________
    follows:                            Landlord                     Tenant

1    -    OFFICE BUILDING LEASE

     Effective Date of            New Base
      Rent Increases            Monthly Rent
     -----------------          ------------
     April 1          , 1999    $4,470.00
     -----------------          ------------
     April 1          ,**2001   $4,693.00
     -----------------          ------------

     _________________, 19___   $___________

     _________________, 19___   $___________

     _________________, 19___   $___________

j. BASE YEAR:  Calendar Year   1997
                            ----------------------------------------------------

k. PREPAID RENT:  $4,258
                ----------

l. TOTAL SECURITY DEPOSIT: $26,842.00  ,  including a  $0
                          -------------              ---------------------------
   non-refundable cleaning fee.  See attached Addendum One.

m. TENANT IMPROVEMENT ALLOWANCES: $   0  per rentable square foot.  See attached
                                    ----
   Addendum One.

n. TENANT'S USE OF PREMISES:   General office.
                            ----------------------------------------------------

   _____________________________________________________________________________

o. PARKING: 4/1,000 unreserved spaces
            -------

p. BROKER(S):  Cliff Finnall, Grubb & Ellis
             -------------------------------------------------------------------

q. BROKERAGE COMMISSION PAYABLE BY:  Landlord
                                   ---------------------------------------------

r. GUARANTOR(S):   n/a
                ----------------------------------------------------------------

s. ADDITIONAL SECTIONS: Additional sections of this lease, if any, attached hereto are a part hereof.

t. EXHIBITS:  All Exhibits attached hereto are a part hereof.

Section 1 represents a summary of certain terms of this Lease. In the event of any inconsistency between the terms contained in Section 1 and other specific clause of this Lease, the terms of the other clause shall prevail.

2. PREMISES AND COMMON AREAS LEASED.

   a. Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 1 and depicted on Exhibit A hereto (the "Premises") within the building at the address designated in Section 1 (the "Building") located in the Project described on Exhibit B hereto (the "Project"). The rentable square footage of the Premises (and also Tenant's Percentage set forth in Section 1) may be adjusted by Landlord's architect upon completion of the Tenant improvements pursuant to the Work Letter Agreement which is attached hereto. The calculation shall be made in accordance with the most current "BOMA Standard" in effect and shall be binding upon Landlord and Tenant.

   b. License. Tenant shall have the nonexclusive right to use, in common with other tenants in the Building and the Project and subject to the Rules and Regulations referred to in Section 29b below and acts of government, the following areas: the common entrances, lobbies, restrooms, elevators, stairways, and loading areas of the Building, and the parking areas, sidewalks, driveways and landscaped areas and similar areas and facilities appurtenant to the Building (herein "Common Areas").

   c. Reservations. Landlord reserves the right from time to time without unreasonable interference with Tenant's use:

       (1) To install, use, maintain, repair and replace pipes, wires and other equipment above the ceiling surfaces, below the floor surfaces, within the walls and/or in the central core areas of the Premises;

       (2)  To add to, make changes to, or to delete from the Common Areas;

       (3) To do work in the Common Areas, and/or to close temporarily any of the Common Areas (so long as reasonable access to the Premises remains available); and

       (4) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may deem appropriate.

2    -    OFFICE BUILDING LEASE

     3.   TERM.

          The term of this lease shall be for the period designated in Section 1, commencing on the Scheduled Commencement Date, and ending on the Scheduled Expiration Date, unless sooner terminated as herein provided. The actual Commencement Date, Expiration Date, rentable square footage of the Premises, and Tenant's Percentage shall be determined in accordance with the provisions of this Lease and will be specified by Landlord, in a written notice given after completion of the Tenant Improvements. Such notice shall be binding upon Tenant unless Tenant objects, in writing, within five (5) days of Tenant's receipt of Landlord's notice.

     4.   POSSESSION AND COMMENCEMENT.

          a. Delays. If Landlord, for any reason cannot deliver possession of the Premises to Tenant upon the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, Landlord shall deliver possession of the Premises as soon as practicable and the Commencement Date shall be the date of such delivery with the length of the term of the Lease being the number of full calendar months set forth in Section 1, and all other terms and conditions of the Lease remaining in full force and effect. However, if Landlord is delayed in delivering possession to Tenant for any reason attributable to Tenant, this Lease (including the obligation to pay all rents) shall commence on the date Landlord could have delivered possession absent such delay.

          b. Outside Date. Notwithstanding the foregoing, if Landlord, for any reason not attributable to Tenant, is unable to deliver possession of the Premises within ninety (90) days following the Scheduled Commencement Date, either party may terminate this Lease by written notice given within ten (10) days following expiration of such period.

     5.   RENT.

          a. Generally. Tenant shall pay to Landlord, monthly in advance on the first day of each calendar month, Base Monthly Rent in the amounts described in
Section 1 ("Base Monthly Rent"); provided, however, the Base Monthly Rent for the first month of the term (or the first month following any rental abatement period, if applicable) is due upon execution of this Lease by Tenant. If the term on this Lease contains any rental abatement period, and if this Lease or Tenant's right of possession is terminated because of Tenant's default, then the rental abatement period shall be void and Tenant shall pay, in addition to all other damages due Landlord, rent for the entire rental abatement period at a rental rate equivalent to the highest Base Monthly Rent described herein. All charges and sums due from Tenant to Landlord hereunder shall be deemed rent. For purposes of Section 467 of the Internal Revenue code, the parties agree to allocate the stated rents to the periods which correspond to the actual rent payments as provided herein.

          b. Index. If Section 1.i.(1) is initialed, the Base Monthly Rent shall be subject to increase (but shall not be decreased) on each annual anniversary of the commencement of the term of this Lease. The base for computing the increase is the Consumer Price Index all Urban Consumers U.S. City Average (1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics ("Index"). The Index which is in effect on the ninetieth (90th) day preceding the date of the commencement of the term is the "Beginning Index". The Index published and in effect on the ninetieth (90th) day preceding each anniversary of the commencement of the term of this Lease is the "Extension Index". On and after each anniversary of the Commencement Date, the Base Monthly Rent shall be increased to equal the product achieved by multiplying the Base Monthly Rent due with respect to the month immediately preceding such anniversary date by a fraction. On the first anniversary of the Commencement Date, the numerator of the fraction will be the Extension Index and the Denominator will be the Beginning Index. On the second and any subsequent anniversaries of the Commencement Date, the numerator of the fraction will be the current Extension Index and the denominator will be the Extension Index used to calculate the previous year's rental increase. If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

          c. Step Increase. If Section 1.i.(2) is initialed, Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in
Section 1.i.(2).

          d. Payment. All rent shall be paid by Tenant to Landlord (i) monthly in advance on the first day of every calendar month, at the address shown in
Section 1, or such other place as Landlord may designate in writing from time to time, (ii) without prior demand or notice and without any deduction or offset whatsoever, and (iii) in lawful currency of the United States of America. All rent due for any partial month shall be prorated.

          e. Late Charge and Default Rate. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur additional costs, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received within five
(5) days of when due, Tenant shall pay to landlord an additional sum equal to 5% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the assessment and/or collection of the late charge shall not be

3 - OFFICE BUILDING LEASE
deemed a waiver of any default or of any other right or remedy of Landlord. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the prime rate of the U.S. National Bank of Oregon, plus two percentage points, on a fully floating basis (herein the "Default Rate") from the date first due until the date paid in full. If any payment is returned for insufficient funds, thereafter Landlord may require Tenant to pay all future payments by cashier's check.

          f. Prepaid Rent. Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1, and if Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the Base Monthly Rent due for the first month of the term (or the first month following any Base Monthly Rent abatement period, if applicable). Upon a default by Tenant prior to such application, Landlord shall have the right, without waiver of the default or prejudice to other remedies, to use the prepaid rent or any of it to cure the default or to compensate Landlord for all or any damages resulting from the default. Landlord is not a trustee for the prepaid rent and the same may be commingled with Landlord's general funds. The prepaid rent shall not bear interest.

     6.   RENTAL ADJUSTMENT.

          a. Definitions. For the purpose of this Section 6, the following terms are defined as follows:

              (1) "Operating Expense Allowance" shall mean that portion of Tenant's Percentage of the Operating Expenses that is equal to Operating Expenses incurred by Landlord with respect to the Premises for the Base Year as identified in Section 1.

              (2) "Operating Expenses" shall consist of all direct costs of operation, maintenance, repair and replacement of the Project and the Common Areas of the entire Project ("Operating Expenses"), as determined by standard accounting practices (including establishment of reasonable reserves), including the following costs by way of illustration, but not limitation:

                   (a)  Real Property Taxes;

                   (b)  water, sewer, HVAC, garbage and other utility charges;

                   (c)  legal, accounting, and other consulting fees;

                   (d) the cost of insurance which Landlord or its lenders deem appropriate for the Project;

                   (e) the cost of janitorial, maintenance, security and/or other services and supplies;

                   (f) the cost (amortized over a reasonable period set by Landlord, together with interest at the rate described in Section 5c) of any capital improvements made to the Project or the Common Areas by Landlord or replacement of any equipment needed to operate the Building or the Common Areas at the same quality levels as prior to the replacement;

                   (g) cost incurred in the management of the Project (including Project management office rental, a management fee, and, in the event Landlord is directly participating in the administration of the Project, an administrative fee);

                   (h) the cost of repairs and maintenance of the Project, including the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord;

                   (i) personal property taxes attributable to personal property used in connection with the Project; and

                   (j) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves.

          Operating expenses shall not include depreciation on buildings or equipment therein, real estate brokers' commissions, nor costs charged to specific lessees under their respective leases.

              (3) "Real Property Taxes" shall include any form of tax, assessment, fee, levy, charge, or other imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, improvement or special assessment district, against the Project or any portion thereof or interest therein, including, but not limited to the following:

              (a)  any tax against Landlord's business of leasing the Premises;

              (b) any tax or other imposition in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Property Tax, including but not limited to, any assessment that may be imposed for services such as fire protection, street, sidewalk and road maintenance, refuse removal or other services formerly provided without charge or with less charge to property owners or occupants;

4 - OFFICE BUILDING LEASE

              (c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Project or Premises, the rent payable hereunder, the number of parking spaces at the Project or similar criteria, including, without limitation, any gross income tax or excise tax;

              (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and

              (e) any local improvement district assessments and any assessments under recorded covenants.

          "Real Property Taxes" shall not include Landlord's federal or state net income, franchise, inheritance or estate taxes.

          b. Payments. For each calendar year during this Lease, or portion thereof, Tenant shall pay its Percentage (see Sections 1 and 2 above) of the amount by which Operating Expenses for that year exceed the Operating Expense for the Base Year. Landlord shall estimate, from time to time, Tenant's payment amount. This estimated amount shall be divided into equal monthly installments, one payable with each installment of Base Monthly Rent. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Operating Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Percentage. If the additional rent paid by Tenant under this Section 6b during the preceding calendar year was less than the actual amount of Tenant's Percentage of Operating Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within thirty (30) days of receipt of such notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's share of Operating Expenses. If Tenant's payments were greater than the actual amount due, then such overpayment shall be credited by Landlord to all present rent next due under this Section 6b.

          c. Survival. Even though this Lease has expired or been terminated, when final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease expires or terminates, Tenant shall immediately pay any shortfall due. Conversely, any overpayment made shall be rebated by Landlord to Tenant, unless Tenant at that time is indebted to Landlord.

     7.   SECURITY DEPOSIT.  See attached Addendum One

     8.   USE.

          a. Permitted Use. Tenant shall use the Premises for the uses set forth in Section 1 above, and for no other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation of the suitability of the Premises for the conduct of Tenant's business.

          b. Restrictions. Tenant shall not use or occupy the Premises in violation of any applicable statute, order, regulation, ordinance, approval, or Certificate of Occupancy ("Laws") and shall upon written notice from Landlord, discontinue any use declared by any governmental authority or determined by Landlord to be such a violation. Tenant shall comply with any direction of any governmental authority which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit anything to be done in or about the Premises that would increase the Project insurance premiums or violate any insurance underwriting standards; in addition to any other remedy and without waiver of default, Landlord shall have the right to collect from Tenant the amount of any premium increase cause =d by Tenant's violation of the foregoing. Tenant shall not (i) do or permit anything to be done in or about the Premises which will interfere with the rights of other occupants of the Project, or injure or annoy them, (ii) use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor (iii) cause, maintain or permit any nuisance in, on or about the Premises nor cause or suffer any waste. Tenant shall comply with all master plans, restrictive covenants, and obligations created by private contracts which affect the use and operation of the Premises. Landlord reserves the right to prescribe the weight and position of all heavy objects which Tenant desires to place in the Premises. Tenant shall be responsible for all structural engineering required to determine structural load. Tenant shall not create nor allow to be emitted from the Premises any odor, noise, heat, light or vibration; any insulation or other remedial measures

5 - OFFICE BUILDING LEASE
required shall be accomplished by or under the supervision of Landlord, but Tenant shall immediately pay all costs incurred in connection therewith.

     9.   NOTICES.

          Any notice required or permitted to be given hereunder must be in writing and shall be given by personal delivery or by registered or certified mail (regular mail to any P.O. Box) addressed to Landlord or Tenant, as the case may be, at the address(es) designated in Section 1. A notice shall be deemed given upon such personal delivery or upon such mailing. Either party may specify a different address for notice purposes by written notice to the other, except that Landlord may, in any event, use the Premises as Tenant's address for notice purposes.

     10.   BROKERS.

           Tenant warrants that it has had no dealings with any broker or agent regarding this Lease except for those brokers, if any, named in Section 1. Tenant shall defend, indemnify, and hold Landlord harmless against any liability based upon a breach of this warranty, including attorneys fees.

     11.  HOLDING OVER.

          If Tenant holds over after the expiration of the term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, which tenancy may be terminated by Landlord upon ten (10) days written notice. Such tenancy shall be on the terms hereof, except at a Base Monthly Rent rate equal to the greater of Landlord's scheduled rent for the Premises or one hundred twenty-five percent (125%) of the Base Monthly Rent in effect upon the date of such expiration (subject to adjustment as provided in Section 6 hereof), prorated on a daily basis. Acceptance by Landlord of rent after such expiration shall not result in a renewal of this Lease. The provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease or upon other termination of this Lease or of Tenant's right of possession, Tenant shall defend, indemnify and hold Landlord harmless from all resulting loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys fees and costs.

     12.  TAXES ON TENANT'S PROPERTY.

          Tenant shall pay before delinquency all taxes levied against any personal property or trade fixtures of Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment (which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant), Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord. The foregoing shall also apply, if Landlord so elects, with respect to any fixtures in the Premises which are assessed at a valuation higher than the valuation of "Building Standard" improvements. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

     13.  CONDITION OF PREMISES.

          Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project, nor the suitability of the same for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building and the Project were in satisfactory condition at such time and that Landlord has fully complied with the requirements of the Work Letter Agreement. Without limiting the foregoing, Tenant specifically acknowledges and accepts the various inconveniences that may be associated with the use of the Premises and the rest of the Project, such as certain construction obstacles, delays in use of freight elevator service, certain elevators not being available to Tenant, the presence of work crews, uneven air conditioning services, and other typical conditions incident to recently constructed or improved office space.

     14.  ALTERATIONS.

          a. Consent Requirement. Tenant shall not make any alterations to the Premises, the Building or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent in each instance. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may elect in its consent (or at any time, if consent was not obtained), to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its cost Tenant shall accomplish such removal and restore the Premises to the condition designated by Landlord in its election.

          b. Request. Any request for Landlord's consent to alterations shall be made at least thirty (30) days before any work may be commenced and shall be accompanied by (i) detailed and costed plans and specifications for all alterations, and (ii) Tenant's written agreement to provide, upon completion of work, a complete set of as-built plans and specifications. All alterations shall be constructed only after obtaining Landlord's prior written

6 - OFFICE BUILDING LEASE
consent and only in conformity with all Laws. The issuance of Landlord's consent shall not be a waiver of nor an opinion regarding Tenant's obligation to comply with all Laws.

          c. Construction. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants in the Project. Landlord may post notices of nonresponsibility. Tenant shall pay all costs for construction of alterations and shall keep the Premises and the Project free and clear of all liens which may result from work by third parties authorized by Tenant. If any such lien is filed, the same shall be an event of default hereunder. It shall be a further event of default for Tenant to fail to remove such lien within ten
(10) days of the filing thereof. Landlord may, at Landlord's option, require Tenant to obtain a payment and performance bond in an amount equal to 100% of the estimated cost of the alteration. If such bond is required by Landlord, Tenant shall deliver satisfactory evidence of same to Landlord prior to the commencement of the work.

          d. Removal of Personal Property. If Tenant shall fail to remove all of its personal property from the Premises upon expiration or termination of this Lease, Landlord may, at its option, remove, store and sell the same in any manner that Landlord shall choose, without liability to Tenant. Tenant agrees to pay Landlord any and all expenses incurred by Landlord in so doing.

     15.  REPAIRS.

          a. Tenant Obligations. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant shall, at its expense, keep, maintain and preserve the Premises in first class condition and repair, and shall make all repairs to the Premises and every part thereof. Tenant shall,, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Except as provided in the Work Letter Agreement, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

          b. Landlord Obligations. Notwithstanding Section 15a, Landlord shall repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems furnished by Landlord; the cost of the foregoing shall be Operating Expenses, unless such maintenance and repairs are caused by the act, neglect or omission of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right, if any, to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     16.  LIENS.

          Tenant shall not permit any statutory, consensual or other lien to be filed against the Premises, the Building or the Project, nor against Tenant's leasehold interest in the Premises. Landlord shall have the right at all times to post notices of nonresponsibility. If any such lien is filed and not removed within ten (10) days of filing, Landlord may, without waiving its rights and remedies based on such breach and without releasing Tenant from any of its obligations, cause such lien to be released by any means, including payment. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum expended by Landlord in connection with any such lien, together with interest at the Default Rate.

     17.  ENTRY ON PREMISES.

          Landlord and its authorized representatives shall have the right, after reasonable notice under the circumstances (but without notice in case of emergency) to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether Tenant is complying with its obligations under this Lease; (b) To do any maintenance, restoration, improvement and/or janitorial work that Landlord has the right or obligation to perform; (c) To post "for sale" or "for lease" signs; (d) To show the Premises to brokers, agents, buyers, lenders, tenants or other persons interested in the Premises; and/or (e) to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord may erect temporary scaffolding or barricades in and around the Premises, but not so as to prevent access to the Premises. Landlord shall conduct its activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises.

          Landlord shall not be liable in any manner, and Tenant shall not be entitled to any rent reduction, for any inconvenience, disturbance, loss or other damage arising out of Landlord's activities referenced in this Section 17.

7 - OFFICE BUILDING LEASE

Any entry to the Premises by Landlord shall not be construed or deemed to be an eviction of Tenant from the Premises or any portion thereof.

     18.  UTILITIES AND SERVICES.

          It is Landlord's policy that utilities and services be furnished as set forth in Exhibit "C" hereto. Landlord's failure to furnish any of such items shall not result in any liability to Landlord, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, and no eviction of Tenant shall result from such failure. If Tenant uses more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges so metered.

     19.  BANKRUPTCY.

          If Tenant shall file a petition in bankruptcy or be the subject of involuntary proceedings in bankruptcy not vacated within thirty (30) days, or if a receiver or trustee shall be appointed of Tenant's property, or if Tenant shall make an assignment for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event this Lease shall automatically terminate, unless Landlord shall elect otherwise within a reasonable period of time. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Section 25 below. For purposes of the Section 19 (and therefore also of Section 25a(4)), "Tenant" shall mean and include the Tenant named herein, any assignee or subtenant, and any partner, co-tenant, or guarantor in or of such Tenant or any assignee or subtenant.

     20.  INDEMNIFICATION AND RELEASE.

          a. Indemnification. Tenant shall indemnify, defend and hold Landlord, its property manager, and also all partners, shareholders, officers, directors, employees and agents of each (collectively the "Protected Parties") harmless, from all claims, losses, causes of action, damages, costs and expenses (including attorneys fees incurred by or demanded from the Protected Parties) arising from (i) the use of the Premises or the Project by Tenant or its agents or visitors, (ii) any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, or the Project, (iii) any breach or default by Tenant hereunder, and/or (iv) any act, neglect, fault or omission of Tenant or of its agents or employees. In any litigation against Landlord by reason of any of the foregoing, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord.

          b. Release. Neither Landlord nor any Protected Party shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless solely caused by the negligence of Landlord.

     21.  EXCLUSIONS.

          The provisions of this Section 21 shall be operative notwithstanding
Section 20b above. Neither Landlord nor any other Protected Party shall be liable in any circumstances for (i) any loss, injury or damage caused by other leases or persons in or about the Building or Project, or (ii) consequential damages of any kind or type, or (iii) loss or damage to any personal property by theft or otherwise. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments. Landlord has no liability for or with respect to an incident or condition not immediately reported by Tenant to Landlord in writing.

     22.  TENANT'S INSURANCE.   Please refer to Exhibit I.

8 - OFFICE BUILDING LEASE

     23.  DAMAGE OR DESTRUCTION.

          a. Restoration. If during the term, the Premises, Building or Project is more than 25% destroyed (based upon replacement cost) from any cause, or rendered permanently unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within thirty (30) days of such event without compensation to Tenant. If Landlord does not elect to terminate this Lease, and if, in Landlord's estimation, the Premises cannot be restored and/or made usable within one hundred eighty (180) days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within thirty (30) days of receipt of Landlord's notice. If neither Tenant nor Landlord terminates this Lease as provided herein, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, without abatement of rent. Tenant shall not be entitled to any compensation or damages for loss of use of all or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant hereby waives the provisions of any statutes or court decisions which relate to the abatement of rent or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

          b. Limitations. If damage is due to any cause other those fully covered by Landlord's insurance, or occurs during the final twelve (12) months of the term of this Lease, Landlord may elect to terminate this Lease. If Landlord repairs or restores as herein provided, Landlord shall repair or restore only those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

     24.  EMINENT DOMAIN.

          a. Definitions. The following definitions shall apply. "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by a Condemnor, and (b) the voluntary sale or transfer by Landlord to any Condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding. "Date of Taking" means the earlier of the date that title or the right of possession passes to the Condemnor. "Award" means all compensation, sums or anything of value awarded, paid or received by reason of a Condemnation. "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

          b. Lease Governs. If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

          c. Termination or Continuation. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking. If only a portion of the Premises is taken by Condemnation, this Lease shall terminate as to the part so taken as of the Date of Taking, but shall in all other respects remain in effect, except that Tenant shall have the right to elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant

9 - OFFICE BUILDING LEASE
has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in effect, on the Date of Taking the Base Monthly Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking.

          d. Landlord Right. Notwithstanding anything herein to the contrary, if the Premises or the Project or any portion of either is taken by Condemnation and the portion taken does not, in Landlord's sole judgment, feasibly permit the continuation of the operation of the Premises or Project by Landlord, then Landlord shall have the right to terminate this Lease by written notice given within thirty (30) days after the nature or event of the Condemnation have been finally determined.

          e. Award. Tenant shall have no right or claim to all or any portion of the Award; provided this shall not limit Tenant's right to seek and to receive compensation for relocation expenses or the value of its personal property taken, so long as receipt of such compensation does not decrease the Award otherwise payable to Landlord.

     25.  DEFAULTS AND REMEDIES.

          a. Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

               (1) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer.

               (2) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due.

               (3) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25a(1) or (2) above, where such failure shall not be cured within the time period specified in a written notice of such failure from Landlord to Tenant.

               (4) The occurrence of any of the events set forth in Section 19 above.

          b. Remedies. Landlord shall have the following remedies if Tenant is in default. Landlord may terminate this Lease and/or Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. Upon termination of this Lease or of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) The worth of the unpaid rent that had been earned at the time of such termination; (2) The worth of this amount of the unpaid rent that would have been earned after the date of such termination; and (3) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord. "The Worth," as used in Section (1) is to be computed by allowing interest at the Default Rate.
"The worth" as used for Section (2) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination.

          c. Additional Rights. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other or of any other right now or hereafter allowed by law. Landlord shall have the right to pursue any one or all of such remedies. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

     26.  ASSIGNMENT AND SUBLETTING.

          a. General Restriction. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent in each instance. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default. For purposes hereof, in the event Tenant is a partnership or consists of one or more persons or entities, a withdrawal or change (whether voluntary, involuntary, or by operation of law) of a partner or of one of such persons or entities, or if Tenant is a corporation, any transfer of fifty percent (50%) of its stock in one or more transfers, shall constitute a voluntary assignment and shall be subject to these provisions. No consent to an assignment, encumbrances or sublease shall constitute a waiver of the provisions of this Section.

          b. Request. Tenant shall request in writing, consent to any assignment or sublease. The request shall include the name of the proposed assignee or subleases, the nature of the proposed assignee's or sublessee's business, information concerning the financial responsibility of the proposed assignee or subleases, and the terms of the proposed assignment or subletting. Landlord shall, within thirty (30) days of receipt of such request and information and of any additional information requested by Landlord, elect one of the following: (1) consent to such proposed assignment or sublease (Landlord shall have the right to impose reasonable conditions, including but not limited to those discussed below); or (2) refuse such consent, which refusal shall be on reasonable grounds.

10 - OFFICE BUILDING LEASE

          c. Conditions. As a condition for granting its consent to any assignment or sublease, Landlord may require that the rent payable by the assignee or sublessee is at the then current published rental rates for the Premises or comparable premises in the Building, but not less than the then current Base Monthly Rent under this Lease and may require that the assignee or sublessee remit directly to Landlord on a monthly basis all monies due to Tenant by said assignee or sublessee. In addition, a condition to Landlord's consent to any assignment, transfer or hypothecation of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition to Landlord's consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either
 (1) terminate the sublease or (2) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such subleases shall attorn to Landlord, but that nevertheless Landlord shall not be liable for any previous act or omission of Tenant under such sublease, be subject to any defense or offset previously accrued in favor of the subleases against Tenant, or be bound by any previous modification of the sublease made without Landlord's written consent, or by any previous prepayment by subleases of more than one month's rent.

          d. Costs. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord's processing costs and attorneys' fees incurred in giving such consent.

          e. No Release. Landlord's consent to any assignment or subletting shall not relieve Tenant or any assignee or subleases from any obligation under this Lease whether or not accrued.

     27.  SUBORDINATION.

          a. Lease Status. Without the necessity of any additional document being executed by Tenant, this Lease shall be subject and subordinate at all times to: (1) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and (2) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, or any such land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security.

          b. Attornment and Documentation. In the event that any ground lease or underlying lease terminates or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) days of request, any additional documents evidencing the subordination and/or attornment provided herein.

     28.  ESTOPPEL CERTIFICATE.

          Within ten (10) days following any written request, Tenant shall execute and deliver to Landlord an estoppel certificate regarding the status of this Lease and any particular matters requested therein. Landlord and Tenant intend that any materials delivered pursuant to this Section may be relied upon by any then current or prospective lender or purchaser.

     29.  MISCELLANEOUS PROVISIONS.

          The following are material provisions of this Lease.

          a. Building Planning. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Building, at Landlord's sole cost and expense, and the terms and conditions of this Lease shall remain in full force and effect, except that a revised Exhibit A shall become part of this Lease and shall reflect the location of the new space and Section 1 of this Lease shall be amended to include and state all correct data as to the new space. However, if the proposed new space does not meet with Tenant's approval, Tenant shall have the right to terminate this Lease upon giving Landlord thirty (30) days' notice within ten (10) days of receipt of Landlord's notification. If Tenant terminates this Lease pursuant to this Section 29, Tenant shall vacate the Building and the Premises within thirty (30) days of its delivery to Landlord of the notice of termination.

          b. Rules and Regulations. Tenant shall comply with the "Rules and Regulations" attached hereto as Exhibit D, the "Parking Rules and Regulations" attached hereto as Exhibit E, and all reasonable and nondiscriminatory modifications and additions to either adopted from time to time by Landlord. Tenant shall be responsible for compliance with the foregoing by all employees, agents and visitors of Tenant. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building or Project of any of said Rules and Regulations.

          c. Applicable Law. This Lease shall be governed by the laws of the state in which the Premises are located.

11 - OFFICE BUILDING LEASE

          d.   Successors and Assigns.  Without diminishing the provisions of
Section 26 above, it is agreed that all of the covenants, conditions and provisions of this Lease shall bind and benefit the parties hereto and their respective successors and assigns.

          e. Professional Fees. In the event of any other litigation between Tenant and Landlord and/or any of the Protected Parties with respect to this Lease, all cost and attorneys fees incurred by the prevailing party shall be paid by the other party, including fees incurred at and in preparation for trial and any appeal or review. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord.

          f. Performance By Tenant. All covenants to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue after the time for cure specified in notice of such failure given by Landlord, Landlord may, without waiving such default or any other right or remedy, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Default Rate from the date of expenditure by Landlord, shall be payable to Landlord on demand.

          g. Mortgage Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall allow such beneficiary or mortgagee a reasonable opportunity to cure the default prior to exercise of any remedy.

          h. Definition of Landlord. In the event of any transfer, assignment or other conveyance of title to the Building or the lessee's interest in a ground or master lease, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from all liability thereafter arising hereunder, and the transferee shall be deemed to have assumed such liability arising during its ownership of the Premises.

          i. Waiver. A waiver shall be accomplished only by a written instrument which expressly states such waiver and is signed by the party charged with the waiver. The waiver by Landlord of any breach of any term of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, nor shall any custom or practice between the parties affect the right of Landlord to insist upon performance by Tenant in strict accordance with the terms hereof. The subsequent acceptance of rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

          j. Identification of Tenant. If more than one person or entity constitutes Tenant, each shall be jointly and severally liable hereunder, and the term "Tenant" shall mean and include each of them jointly and severally. The act of or notice from, or the signature of, any one or more of them, shall be binding upon each and all of the persons and entities constituting Tenant.

          k. Force Majeure. Landlord shall have no liability whatsoever to Tenant on account of the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease by reason of strike or other labor trouble, acts of omissions of government, acts of God, or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. The time period for performance of any obligation of Landlord shall be extended by the period of any delay caused by any such events.

          l. Interpretation. The Section headings of this Lease are for convenience only and shall have no effect whatsoever upon the interpretation of any part hereof. This Lease has been completely reviewed by Tenant and by such attorneys and others as Tenant desires and shall not be construed against Landlord by reason of having been initially prepared by Landlord. Any handwritten or typed modifications to this Lease shall be given only as much, and not more, weight as the preprinted provisions hereof.

          m.   Time.  Time is of the essence of every provision of this Lease.

          n. Prior Agreement; Amendments. This Lease, including the Work Letter Agreement and the Exhibits hereto, contains all of the agreements of the parties with respect to the leasing of the Premises and supercedes any prior agreement or understanding. This Lease may be amended only by a subsequent writing signed by the parties hereto.

          o. Separability. If any provision of this Lease is held to be invalid, void or unenforceable as written, the parties intend and desire that such provision be enforced to the fullest extent allowed by law and that such holding is no way affect, impair or invalidate any other provision hereof.

          p. Recording. Tenant shall not record this Lease or a memorandum thereof without the prior written consent of Landlord.

          q. Financial Statements. Tenant shall upon ten (10) days prior written notice from Landlord provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial

12 - OFFICE BUILDING LEASE
statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

          r. Consent. Any consent required by Landlord under this Lease must be granted in writing. No such consent shall be unreasonably withheld, but any consent may be issued subject to reasonable conditions. As a condition to any consent, Landlord may require that any other party or parties with a right of consent issue such consent on terms acceptable to Landlord. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar acts by Tenant.

          s. Third Parties. The Protected Parties and the lenders of Landlord shall have the right to enforce the provisions of this Lease which reference them. Except for the foregoing, there are no third parties benefitted hereby, this Lease being intended solely for the benefit of Landlord and Tenant.

          t. Survival. The release and indemnity covenants of Tenant, the right of Landlord to enforce its remedies hereunder, the attorneys fees provisions hereof, the provisions of Section 30 hereof, as well as all provisions of this Lease which contemplate performance after the expiration or termination hereof or the termination of Tenant'' right to possession hereunder, shall survive any such expiration or termination.

     30.  LIMITATION ON LIABILITY.

          In consideration of the benefits accruing hereunder, Tenant agrees that, regarding any claim against Landlord and/or any other Protected Party, including in the event of any actual or alleged failure, breach or default by
Landlord:

          (a) The sole and exclusive remedy of Tenant shall be against the interest of Landlord in the Project, and neither Landlord nor any other Protected Party shall have any other liability whatsoever.

          (b) If Landlord is a partnership, the following provisions of this item b. shall also apply: (i) No partner of Landlord shall be sued or named as a party in any suit or action; (ii) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (iii) No partner of Landlord shall be required to answer or otherwise plead to any service or process; (iv) No judgment may be taken against any partner of Landlord; (v) Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; and (vi) No writ of execution will ever be levied against the assets of any partner of Landlord.

          (c) These covenants and agreements contained in this Section 30 are enforceable both by Landlord and also by any other Protected Party.

          (d) Tenant agrees that each of the foregoing provisions shall be applicable to any and all liabilities, claims and causes of action whatsoever, including those based on any provisions of this Lease, any implied covenant, and/or any statue or common law principle.


     31.  EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE.

          a. Emissions. Tenant shall not (i) discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which does or may pollute or contaminate the same, or does or may adversely affect the health or safety of persons, or the use or enjoyment of the Premises; nor (ii) transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation in, on or about the Premises.

          b. Storage. If, with or without violation of this Lease, Tenant possesses at the Premises any matter described in Section 31a(i) above or any Hazardous Substances (as defined below), Tenant shall store the same in appropriate leak proof containers and/or areas which comply with all laws and all prudent practices.

          c. Disposal of Waste. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all such containers in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage system for the disposal of anything except sanitary sewage, nor in excess of capacity. Tenant shall not cause any obstruction in the sewage disposal system.

          d. Compliance with Law. Notwithstanding any other provision in the Lease to the contrary, Tenant shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of Hazardous Substances (as defined below).

          e. Indemnification for Breach. Tenant shall defend, indemnify and hold Landlord, the other Protected Parties, the Project and the holder of a trust deed or mortgage on the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Section 31. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and be fully enforceable thereafter.

13 - OFFICE BUILDING LEASE

          f. Indemnification Regarding Hazardous Substances. In addition to the indemnity obligations contained elsewhere herein, Tenant shall indemnify, defend and hold harmless Landlord, the other Protected Parties, the Premises, the Project, and the holder of a trust deed or mortgage on the Project, from and against all claims, losses, damages, monitoring costs, response costs, liabilities, and other costs and expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Tenant or any of Tenant's agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, radioactive materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment, including but not limited to, the Resource Conservation and Recovery Act (RCRA) (42 U.S.C.
(S) 6901, et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. (S) 9601, et seq.); the Toxic Substances Control Act (15 U.S.C. (S) 2601, et seq.); the Clean Water Act (33 U.S.C. (S) 1251, et seq.); the Clean Air Act (42 U.S.C. (S) 7401 et seq.); and ORS Chapters 453, 465 and 466 as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liabilities, and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of the Landlord named herein. This indemnity shall include (i) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (ii) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (iii) the expenses, including fees of attorneys and experts, of reporting the existence of Hazardous Substances to an agency of the State of Oregon or of the United States as required by applicable laws and regulations; and (iv) any and all expenses or obligations, including attorney's fees, incurred at, before and after any administrational proceeding, trial, appeal and review. This indemnity shall survive the expiration or earlier termination of the term of the Lease or the termination of Tenant's right of possession and shall remain fully enforceable thereafter.

          g. Information. Tenant shall give prior written notice to Landlord of any use, whether incidental or otherwise, of Hazardous Substances on the Premises, and shall immediately deliver to Landlord a copy of any notice of any violation of any Law with respect to such use. Tenant shall also provide Landlord, upon request, with any and all information regarding Hazardous Substances in the Premises, including contemporaneous copies of all filings and reports to governmental entities, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Substances, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

                         Tenant:    Tut Systems, Inc.
                                    ----------------------------------

                                    /s/ Michael T. Sullivan
                                    ----------------------------------

                                    By:  /s/ Michael T. Sullivan
                                        ------------------------------
                                    Its:  V P
                                         ------------------------------

                         Landlord:       See Attached


14 - OFFICE BUILDING LEASE

PETULA ASSOCIATES, LTD., an Iowa Corporation and PRINCIPAL MUTUAL
LIFE INSURANCE COMPANY, an Iowa Corporation dba CREEKSIDE VI

PETULA ASSOCIATES, LTD., an Iowa Corporation

By:  /s/ JOHN N. URBAN
     ---------------------------------

Its: JOHN N. URBAN
     VICE PRESIDENT
     ---------------------------------

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa Corporation

By:  /s/ Kurt D. Schaeffer
     ---------------------------------

Its: Kurt D. Schaeffer
     Assistant Director
     Commercial Real Estate
     --------------------------------

                                  ADDENDUM ONE


1.  Basic Lease Terms,  No Tenant Improvement Allowance

Tenant has agreed to take the Premises in "as-is" condition, with minor cosmetic touch-up painting, and carpet cleaning of the entire suite to be completed by Landlord prior to commencement. Landlord will provide one standard building suite sign and one directory listing.


7.  Letter of Credit As Security Deposit

Upon execution of this Lease, Tenant shall provide Landlord with a Letter of Credit as the security deposit set forth in Section 1 as security for the performance by Tenant of the provisions of this Lease. Upon a default by Tenant, Landlord shall have the right, without waiver of the default or prejudiced other remedies, to use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount required by the following schedule. In no event will Tenant have the right to apply any part of the security deposit to any rent or to other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire scheduled amount remaining as security. Landlord is not a trustee of the security deposit and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. If Landlord sells its interest in the Premises during the term hereof and deposits with or credits to the purchase the unapplied portion of the security deposit, Landlord shall be discharged from liability with respect to the security deposit.

If Tenant is not in default of the Lease, increments of the Letter of Credit security deposit shall be released at Tenant's request in accordance with the following schedule.

                  Letter of Credit Security Deposit Schedule
                  ------------------------------------------

 .    Due upon lease execution:                                             $ 26,842
 .    Deposit level required from April 1, 1997 through February 28, 1998:  $ 26,842
 .    Deposit level required from March, 1998 through February 28, 1999:    $ 22,584
 .    Deposit level required from March 1999 through February 29, 2000:     $ 18,326
 .    Deposit level required from March 2000 through February 28, 2001:     $ 13,856
 .    Deposit level required from March 2001 through February 28, 2002:     $  9,386
 .    Remaining final security deposit:                                     $  4,693


                                  EXHIBIT A

                      [MAP OF CREEKSIDE SIX APPEARS HERE]

                                THE PREMISES

                             (Cross-hatched area)

                                  EXHIBIT B

                [MAP OF CREEKSIDE CORPORATE PARK APPEARS HERE]

                                  THE PROJECT

                             (CROSS-HATCHED AREA)

                                   EXHIBIT C


                      STANDARDS FOR UTILITIES AND SERVICES


     The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

     1. Non-attended automatic elevator facilities Monday through Friday, except holidays, from 8 A.M. to 6 P.M., and have one elevator available at all other times.

     2. Monday through Friday, except holidays, from 8 A.M. to 6 P.M., and on Saturday mornings from 8 A.M. to 12 Noon (and other times for the sum of $10.00 per hour), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section. Such work shall be charged at hourly rates equal to then-current journeymen's wages to air conditioning mechanics.

     3. During the usual business hours on business days, electric current as required by the building standard office lighting and fractional horsepower office business machines in an amount not to exceed 5 watts per square foot. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or devise with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation and Tenants shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

     4. Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant, and if to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

     Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements, shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service. It is expressly understood and agreed that any covenants, express or implied, for Landlord to furnish any service for the benefit of Tenant shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's reasonable control.

     5. Tenant shall not use or install in the Premises any heat generating equipment, except as specifically authorized herein, or installed pursuant to the Work Letter Agreement, without Landlord's prior written consent. The inclusion of this restriction is to ensure that the HVAC system is adequate to service the Building and the various uses of tenants that occupy the Building.

                                   EXHIBIT C

                                   EXHIBIT D


                             RULES AND REGULATIONS


     1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

     2. If Landlord objects in writing to any curtains, blinds, shadow, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Project. The halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees.
Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to personnel with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

     4. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     6. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, sofas and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m., or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

     7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     9. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

     10. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

     11. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

     12. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

     13. Tenant shall entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

     14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     15. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

     16. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the Building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

     17. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     18. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

     19. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

     20. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any materials which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     21. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable Laws.

     22. Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber ties and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building or Project.

     23. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     24. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     25. Tenant's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

                                   EXHIBIT E


                         PARKING RULES AND REGULATIONS


     The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Project.

     1. Tenant shall not park or permit the parking of any vehicle in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight. Tenant shall not park any vehicles in the parking areas other than automobiles and motorcycles.

     2.  No overnight or extended term storage of vehicles shall be permitted.

     3. Vehicles must be parked entirely within painted stall lines of a single parking stall.

     4.  All directional signs and arrows must be observed.

     5.  The speed limit within all parking areas shall be 5 miles per hour.

     6.  Parking is prohibited:

         (a)  in areas not striped for parking;

         (b)  in aisles;

         (c)  where "no parking" signs are posted;

         (d)  on ramps;

         (e)  in cross-hatched areas; and

         (f)  in such other areas as may be designated by Landlord.

     7.  All responsibility for damage to vehicles is assumed by the parker.

     8. Washing, waxing, cleaning or servicing of any vehicle in any area is prohibited.

     9. Landlord reserves the right to establish and change parking fees and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal at the owner's expense and without any liability to Landlord whatsoever.

     10. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

     11. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

     12. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

     13. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

1 - OFFICE BUILDING LEASE

                    [LOGO OF FORUM PROPERTIES APPEARS HERE]



                                  EXHIBIT E-1

                            Intentionally omitted.

                    [LOGO OF FORUM PROPERTIES APPEARS HERE]



                                   EXHIBIT F

                            Intentionally omitted.

                    [LOGO OF FORUM PROPERTIES APPEARS HERE]



                                   EXHIBIT G

                            Intentionally omitted.

                                        [LOGO OF FORUM PROPERTIES APPEARS HERE]

                                   EXHIBIT H

             ENVIRONMENTAL DISCLOSURE AND CERTIFICATION STATEMENT


                             Creekside II Phase VI
                             ---------------------
                                (Project Name)

DATE:____________________________Petula Assoc., Ltd., an Iowa corporation.,
                                 And Principal Mutual Life Ins., Co.,
TO: Tut Systems Inc.,      and an Iowa corporation., dba KC Creekside and Forum Properties, Inc,
    -----------------------    -------------------------------------      -------------------------
                                                         Phase VI
    (Lender)                                (Owner)                       (Manager, if applicable)

FROM: Name                     Michael T. Sullivan
                               --------------------------------------------------------------------
      Position                 VP
                               --------------------------------------------------------------------
      Company                  Tut Systems Inc.
                               --------------------------------------------------------------------
      Address                  2446 Estand Way, Pleasant Hill, CA 94523
                               --------------------------------------------------------------------
      Phone

                               --------------------------------------------------------------------

RE: LEASE AGREEMENT DATED ________________, 19__________, BY AND BETWEEN Petula Assoc., Ltd., an Iowa corporation., and Principal Mutual Life Ins., Co., An Iowa corporation., d.b.a. KC Creekside-Phase VI
      AS LANDLORD (THE "LANDLORD"), AND Tut Systems Inc.,  AS TENANT,

      FOR THE LEASING OF THESE CERTAIN PREMISES DESCRIBED IN THE ATTACHMENT EXHIBIT A (THE "LEASED PREMISES").
___________________________________________________________________________

Notwithstanding anything to the contrary contained in the Lease Agreement, I Michael T. Sullivan acting with full authority, knowledge and on behalf of Tut Systems, Inc., (hereinafter called "Company"), represent and warrant that the following disclosure accurately reflects Company's operations as they pertain to the use or proposed use of hazardous materials, petroleum, chemical and waste products in, on or about the Leased Premises. I further certify that after careful review of all anticipated Company operations and activities in Leased Premises and thorough inquiry into any and all potentially applicable governmental rules and regulations pertaining to health, safety and environmental control, Company will operate in the Leased Premises in complete and full compliance with all required standards.

Furthermore, the company will obtain and renew, as required by Landlord, all applicable environmental, health and safety permits, registrations and applications needed for Company operations on or about the Leased Premises.

Company will continue to review and inspect operations, chemical use and waste streams activities for the purpose of identifying and eliminating any potential environmental, health and safety concerns that could contaminate the property and environment or represent safety and health concerns or increase environmental risk and liability.

Company assures Landlord and its Lender, representatives, affiliated entities, successors and assignees that any and all potential problems will be communicated to Landlord promptly, fixed and the risk eliminated. All potential problems will be communicated to Landlord by Company and remedied within forty-eight (48) hours of identification or at another time acceptable to Landlord; such remediation to be approved in writing by Landlord first and to be in conformance with paragraph 31.g. of the Lease Agreement.

Company understands that it will be fully accountable to Landlord and any and all applicable governmental agencies for any non-compliance items and environmental contamination to the Leased Premises or adjacent property.

Company also understands that this Environmental Disclosure and Certification Statement is incorporated by reference into the Lease Agreement. Company agrees to abide by the terms and conditions contained herein and in the Lease Agreement at all times or at the sole discretion of Landlord, any such noncompliance will be considered a default under the Lease Agreement. Landlord can then exercise to the fullest extent any and all of its remedies in accordance with the Lease Agreement and any other legal remedies available.

Company also understands that this Environmental Disclosure and Certification Statement be reissued by Company to Landlord annually within thirty (30) days of the anniversary of the original lease date or at any other time during the term of the Lease Agreement.

"Company will not use, generate, store, treat or dispose of any hazardous materials or waste as defined by any and all federal, state or local environmental, health and safety rules, regulation decrees and laws (collectively the "Environmental Laws"), that may apply to Company's operations or the Leased Premises unless otherwise described below.

Company also assures Landlord that all Company's operations in or about the leased premises will be conducted in full compliance with all the Environmental Laws as required by any and all agencies with jurisdiction over the company's operation or the Leased Premises."

Description of Company's operations.
-----------------------------------

Sales office for northern California; high speed data transfer equipment company.



List all petroleum products, chemicals, and waste to be used or generated by
----------------------------------------------------------------------------
Company.
--------

N/A


List container sizes, maximum amounts at any given time and estimated annual
----------------------------------------------------------------------------
throughput during term of Lease Agreement.
------------------------------------------

N/A


Describe storage location and method for petroleum, chemical, and wastes used
-----------------------------------------------------------------------------
and generated at the facility.
------------------------------

N/A


List all potential operation discharges from pipes, vents, flues and to building
--------------------------------------------------------------------------------
drain.
------

N/A


List all required environmental permits and registrations, their assigned number
--------------------------------------------------------------------------------
and expiration dates.
---------------------

N/A

________________________________________________________________________________

                                                  COMPANY:


                                                  Tut Systems Inc.,
                                                  ------------------------------
                                                  By: /s/ Michael Sullivan
                                                     ---------------------------
                                                  Its: VP
                                                      --------------------------

PRO MANUAL: Leasing -- Environmental Disclosure and Certification Statement June 7, 1994

                                   EXHIBIT I


                            LEASE INSURANCE LANGUAGE

Insurance By Tenant

Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

(1) Commercial general liability insurance naming the Landlord, Landlord's Agents and other protected parties shall be named as additional insured against any and all claims for bodily injury and property damage occurring in or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If the Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(2) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(3) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per accident, $500,000 disease, policy limit and $100,000 disease, each employee.

(4) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licenses to do business in the state in which the Premises are located and domiciled in the U.S.A. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at lease thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

In the event Tenant does not purchase the insurance required by this lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

Subrogation

Landlord and Tenant hereby mutually waive their respective rights of recover against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.


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